================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               PFF BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323

                                                             July 16, 1997

Fellow Stockholders:

         You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company"), the holding company for PFF Bank & Trust (the "Bank"), which will be held on Wednesday, August 27, 1997, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

         The attached Notice of the Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG Peat Marwick LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" the nominees as directors specified under Proposal 1 and "FOR" Proposal 2, the ratification of auditors.

         WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED SO THAT YOUR SHARES WILL BE REPRESENTED. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, we thank you for your continued interest and support.

                                             Sincerely yours,

                                             /s/ Larry M. Rinehart

                                             Larry M. Rinehart
                                             President, Chief Executive Officer
                                             and Director

                                PFF BANCORP, INC.
                             350 SOUTH GAREY AVENUE
                            POMONA, CALIFORNIA 91766
                                 (909) 623-2323
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 27, 1997
                       ----------------------------------

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of PFF Bancorp, Inc. (the "Company") will be held on Wednesday, August 27, 1997, at 9:00 a.m., Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California.

         The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1. The election of two directors for terms of three years each or until their successors are elected and qualified;

     2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending March 31, 1998; and

     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

         The Board of Directors has established June 30, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the Common Stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at the administrative offices of the Company, 350 South Garey Avenue, Pomona, California 91766, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                        By Order of the Board of Directors

                                        /s/ Carole F. Olson

                                        Carole F. Olson
                                        Secretary
Pomona, California
July 16, 1997

                                PFF BANCORP, INC.
                             -----------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 27, 1997
                             -----------------------

SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement is being furnished to stockholders of PFF Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of stockholders (the "Annual Meeting"), to be held on Wednesday, August 27, 1997 at 9:00 a.m., at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California and at any adjournments thereof. The 1997 Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended March 31, 1997, accompanies this Proxy Statement, which is first being mailed to recordholders on or about July 16, 1997.

         Regardless of the number of shares of Common Stock owned, it is important that recordholders of a majority of the shares be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXY CARDS WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1998.

         Other than the matters set forth on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

         A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FILING A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED APPROPRIATE DOCUMENTATION FROM YOUR RECORDHOLDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Kissel-Blake Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $3,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, PFF Bank & Trust (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

         The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

         The close of business on June 30, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 18,715,625 shares.

         As provided in the Company's Certificate of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board of Directors to implement and apply the Limit.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

         As to the election of directors set forth in Proposal 1, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company set forth in Proposal 2, and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

         Proxies solicited hereby will be returned to the Company's transfer agent, ChaseMellon Shareholder Services, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d), 13(f) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.




                                                                        AMOUNT AND NATURE
                              NAME AND ADDRESS OF BENEFICIAL               OF BENEFICIAL                PERCENT
   TITLE OF CLASS                         OWNER                              OWNERSHIP                OF CLASS(1)
---------------------    ----------------------------------------   ----------------------------   -----------------
Common Stock             PFF Bank & Trust Employee                       1,587,000(2)                  8.48%
                         Stock  Ownership Plan ("ESOP")
                         350 South Garey Avenue
                         Pomona, California  91766


Common Stock             Thomson Horstmann &                             1,050,100(3)                  5.61%
                         Bryant, Inc.
                         Park 80 West, Plaza Two
                         Saddle Brook, New Jersey 07663

Common Stock             Capital Guardian Trust Co.                      1,020,000(3)(4)               5.45%
                         333 South Hope Street
                         Los Angeles, California 90071

---------------------------
(1)      Based on 18,715,625 shares outstanding.
(2) California Central Trust Bank Corporation has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At June 30, 1997, 158,700 shares had been allocated under the ESOP and 1,428,300 shares remain unallocated. Under the terms of the ESOP, the ESOP Trustee will vote the unallocated shares in a manner calculated to most accurately reflect the instructions received from participants regarding allocated shares so long as the ESOP Trustee determines such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(3) Based on information contained in Forms 13F filed with the SEC for the period ending March 31, 1997.
(4)      A subsidiary of The Capital Group Companies, Inc.


                     PROPOSALS TO BE VOTED ON AT THE MEETING

                        PROPOSAL 1. ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of eight (8) directors and is divided into three classes. Each of the eight members of the Board of Directors of the Company also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

         The two nominees proposed for election at this Annual Meeting are Jil
H. Stark and Dwight E. Bert. No person being nominated as a director is being proposed for election pursuant to any agreement or understandings between any such person and the Company.

         In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that either of the persons named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR THE NOMINEE IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING DIRECTORS AND CERTAIN EXECUTIVE OFFICERS

         The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and Named Executive Officers (as defined herein) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Bank, the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.


                                                                                         SHARES OF
NAME AND PRINCIPAL                                                    EXPIRATION       COMMON STOCK
OCCUPATION AT PRESENT                                    DIRECTOR     OF TERM AS       BENEFICIALLY       PERCENT OF
AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR          OWNED(2)           CLASS
-----------------------                         ---      --------      --------          --------           -----
NOMINEES
Jil H. Stark.................................    60        1975          2000             39,006(3)(4)        *
Formerly a Director of Marian Miner Cook
Athenaeum of Claremont McKenna
College, and currently Community
Relations Manager.  Mrs. Stark also serves
on the Board of Directors of Pomona
Financial Services, Inc., PFF Insurance
Service and Diversified Services, Inc.



                                                                                         SHARES OF
NAME AND PRINCIPAL                                                    EXPIRATION       COMMON STOCK
OCCUPATION AT PRESENT                                    DIRECTOR     OF TERM AS       BENEFICIALLY       PERCENT OF
AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR          OWNED(2)           CLASS
-----------------------                         ---      --------      --------          --------           -----
Dwight E. Bert...............................    74        1987          2000            39,056(3)(4)         *
Currently owns and operates a car care
center in the Rancho Cucamonga area.
Retired owner of an agricultural business.

CONTINUING DIRECTORS

William T. Dingle............................    69        1974          1999            39,006(3)(4)         *
Chief Executive Officer of Graves
Automotive Supply and Parkway
Automotive Warehouse.  Mr. Dingle also
serves on the Board of Directors of Pomona
Financial Services, Inc., PFF Insurance
Service and Diversified Services, Inc.

Robert W. Burwell............................    65        1984          1999            64,006(3)(4)         *
Vice Chairman of the Board of Directors of
the Company and the Bank.  Mr. Burwell
was President and Chief Executive Officer
of the Pomona Valley Hospital Medical
Center from 1972 until his retirement in
1993.


Curtis W. Morris.............................    61        1988          1999            48,103(3)(4)         *
Mr. Morris is associated with the law firm
of Lamb, Morris & Lobello and has been a
practicing attorney for 28 years.


Donald R. DesCombes..........................    65        1979          1998            64,163(3)(4)         *
Chairman of the Board of Directors of the
Company and the Bank.  Mr. DesCombes
has served as Chairman of the Board of the
Bank since 1989.  Mr. DesCombes is an
owner of Averbeck Company Insurance
Brokers.

Robert D. Nichols............................    69        1986          1998            41,506(3)(4)         *
President and Chief Executive Officer of
the Bank from August 1986 until his
retirement in August 1992.  Mr. Nichols is
on the Board of Trustees of San Antonio
Community Hospital.

                                                                                         SHARES OF
NAME AND PRINCIPAL                                                    EXPIRATION       COMMON STOCK
OCCUPATION AT PRESENT                                    DIRECTOR     OF TERM AS       BENEFICIALLY       PERCENT OF
AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR          OWNED(2)           CLASS
-----------------------                         ---      --------      --------          --------           -----
Larry M. Rinehart............................    49        1994          1998          180,949(5)(6)(7)       *
President and Chief Executive Officer of
the Company and the Bank since July 1992.
Served as President-elect and Executive
Vice President from July 1991 to July 1992.
Mr. Rinehart also serves as Director,
President and Chief Executive Officer of
Pomona Financial Services, Inc., PFF
Insurance Service and Diversified Services,
Inc.

NAMED EXECUTIVE OFFICERS

Kevin McCarthy...............................    45          -             -           110,605(5)(6)(7)       *
Senior Executive Vice President of the
Company and Senior Executive Vice
President and Chief Operating Officer of
the Bank.  Mr. McCarthy is a Director of
Pomona Financial Services, Inc., PFF
Insurance Service and Diversified Services,
Inc.

Gregory C. Talbott...........................    43          -             -            98,121(5)(6)(7)       *
Executive Vice President,  Chief Financial
Officer and Treasurer of the Company
and the Bank.

Gilbert F. Smith.............................    51          -             -            54,733(5)(6)(7)       *
Senior Vice President and
General Counsel of the Bank.  Mr. Smith
also serves as Chairman of the Board of
Pomona Financial Services, Inc., PFF
Insurance Service, and Diversified Services,
Inc.

Janice M. Lemons.............................    53          -             -            54,241(5)(6)(7)       *
Senior Vice President and Director of
Administrative Services of the Bank.



                                                                                         SHARES OF
NAME AND PRINCIPAL                                                    EXPIRATION       COMMON STOCK
OCCUPATION AT PRESENT                                    DIRECTOR     OF TERM AS       BENEFICIALLY       PERCENT OF
AND FOR PAST FIVE YEARS                         AGE      SINCE(1)      DIRECTOR          OWNED(2)           CLASS
-----------------------                         ---      --------      --------          --------           -----
Stock Ownership of all Directors                 -           -             -            983,564(8)           5.0%
and Executive Officers as a Group
(15 persons)

------------
 *    Does not exceed 1.0% of the Company's voting securities.
(1)   Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).
(3) Includes 34,006 shares awarded to each outside director pursuant to the PFF Bancorp, Inc. 1996 Incentive Plan (the "Incentive Plan"), which vest in five equal annual installments commencing on October 23, 1997 and March 26, 1998. Each outside director presently has voting power as to the shares awarded.
(4) Excludes 85,017 shares subject to options granted to each outside director under the Incentive Plan. Options granted pursuant to the Incentive Plan become exercisable at a rate of 20% per year commencing on October 23, 1997 and March 26, 1998.
(5)   Includes 150,000, 90,000, 80,000, 42,500 and 42,500 shares awarded to
      Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons, respectively, under the Incentive Plan. Awards to officers under the Incentive Plan vest at a rate of 20% per year commencing on October 23, 1997; provided, however, that 75% of the third, fourth and fifth annual installments will only vest if the performance criteria established by the Compensation Committee is satisfied. See "Executive Compensation-Compensation Committee Report on Executive Compensation." Each participant presently has voting power as to the shares awarded.
(6)   Excludes 375,000, 200,000, 170,000, 96,000 and 96,000 shares subject to options granted to Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons, respectively, under the Incentive Plan. Options become exercisable at a rate of 20% per year commencing on October 23, 1997. See "Executive Compensation- Incentive Plan."
(7) Includes 1,973, 2,058, 2,084, 1,827 and 1,717 shares allocated to Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons, respectively, under the Bank's ESOP.
(8) Includes a total of 770,542 shares awarded under the Incentive Plan as to which voting may be directed. Excludes a total of 1,820,119 shares subject to options under the Incentive Plan which are not currently exercisable. Includes 13,892 shares (including 9,659 shares set forth in footnote 7 above) allocated to executive officers as a group under the Bank's ESOP.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS OF THE COMPANY

      The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During the year ended March 31, 1997, the Board of Directors of the Company, held 13 meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during fiscal 1997. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

      AUDIT COMMITTEE. The Audit Committee of the Company and the Bank consists of Mrs. Stark and Messrs. Dingle, Bert and Burwell. The Audit Committee is responsible for reporting to the

Board on the general financial condition of the Bank and the results of the annual audit, and is responsible for ensuring that the Bank's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee of the Company met 2 times in fiscal 1997. The Audit Committee of the Bank met 4 times in fiscal 1997.

      NOMINATING COMMITTEE. The Company's Nominating Committee for the 1997 Annual Meeting consisted of Messrs. Dingle, Burwell and Rinehart. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. The Nominating Committee met on April 23, 1997.

      EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE. The Employee Compensation and Benefits Committee of the Company consists of Messrs. Burwell, Dingle, Morris, Nichols and Rinehart. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Company and the Bank. The Employee Compensation and Benefits Committee of the Company met 4 times in fiscal 1997. The Compensation, Pension and Personnel Practices Committee of the Bank met 4 times in fiscal 1997.

DIRECTORS' COMPENSATION

      DIRECTORS' FEES. The directors of the Company, except for Mr. Rinehart, receive a retainer of $5,000 per year for service on the Board of Directors of the Company. No committee meeting fees are paid by the Company. Currently, all directors of the Bank except the Chairman of the Board and Mr. Rinehart receive a retainer of $2,825 per month. The Chairman of the Board receives a monthly retainer of $3,165 and a monthly car allowance of $900. Mr. Rinehart does not receive any additional compensation for serving as a director. No committee meeting fees are paid by the Bank. No fees are currently being paid to the directors for service on the Board of Directors of the service companies.

      DIRECTOR RETIREMENT PLAN. The Bank maintains the PFF Bank & Trust Directors' Retirement Plan (the "Directors' Retirement Plan"). The Directors' Retirement Plan is frozen, in that no new benefits are accruing under the Plan effective December 31, 1995. The Directors' Retirement Plan provides that, upon retirement, retiring directors are eligible to receive an annual benefit equal to 70% of the retiring directors' annualized final earnings based on monthly board compensation as of December 31, 1995 (reduced by one one hundred and twentieth (1/120) for each month of service less than 120) which shall continue to be paid for at least 10 years and over the lifetime of the director thereafter. All directors are currently credited with 120 months of service under the plan except for Mr. Nichols who has been credited with 60 months of service. Mr. Rinehart does not participate in the plan. Benefits may not start until the director reaches age
65. The Directors' Retirement Plan provides that in the event of a participant's death prior to payment of all benefits due to the participant under the plan, the remaining benefits are to be paid to the beneficiary or beneficiaries designated by the participant or, if no such designation had been made, to the estate of the participant.

      DIRECTORS' DEFERRED COMPENSATION PLAN. The Bank provides a non-qualified plan which offers directors the opportunity to defer fee compensation and stock awarded under the Incentive Plan. The primary form of benefit for deferred fees is 120 monthly installment payments of the account balance. Such balance shall equal the amount of the deferrals and interest thereon. Other forms of benefit, including a lump sum payout, are available with certain restrictions. Deferred stock awarded under the Incentive Plan, is accounted for in the plan in the form of Common Stock units. The form of benefit for deferred stock is a single lump sum payout made in shares of Common Stock. Prior to March 1996, deferrals had been credited with an interest rate equal to the highest interest rate paid on a designated date to depositors of the Bank. The plan has been amended to allow for an alternative choice whereby deferrals may be credited with investment earnings or losses equivalent to that of the Common Stock issued in connection with the Company's initial public offering ("Common Stock Rate"). Previous deferrals, as well as future deferrals, may be credited with the Common Stock Rate as of the initial public offering. The Bank established an irrevocable grantor trust ("rabbi trust") to hold the assets of the Bank that are intended to be used to satisfy the Bank's obligation with respect to benefits payable under the Deferred Compensation Plan. Assets of the rabbi trust are subject to the claims of creditors of the Bank solely in the event of the Bank's insolvency thereby foregoing any tax consequences to participants until assets are distributed to participants.

      INCENTIVE PLAN. Under the Incentive Plan maintained by the Company, each director who is not an officer or employee of the Company or the Bank received non-statutory stock options to purchase 76,516 shares of Common Stock at an exercise price of $12.75, which was the fair market value of the shares on the date of grant, October 23, 1997 (with Dividend Equivalent Rights attached, as discussed below), and an award of 30,606 shares of Common Stock. On March 26, 1997, each director who is not an officer or employee of the Company or the Bank was granted non-statutory stock options to purchase 8,501 shares of Common Stock at an exercise price of $15.50, which was the fair market value of the shares on the date of grant (with Dividend Equivalent Rights attached, as discussed below), and an award of 3,400 shares of Common Stock (collectively, the "Directors' Awards"). The Dividend Equivalent Rights provide a separate cash benefit equal to 100% of the amount of any extraordinary dividend (as defined in the Incentive Plan) declared by the Company on shares of Common Stock subject to an option. The Directors' Awards initially granted under the Incentive Plan will vest over a five-year period, at a rate of 20% each year commencing on October 23, 1997 and March 26, 1998, the first anniversaries of the respective dates of grant. On February 18, 1997, the Employee Compensation and Benefits Committee of the Company and the Compensation, Pension and Personnel Practices Committee of the Bank amended the Directors' Awards agreements, effective March 28, 1997, to provide for acceleration of the vesting of Directors' Awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan).

All unexercised options granted under the Incentive Plan expire 10 years following the date of grant. All Directors' Awards will immediately vest upon death or disability.

EXECUTIVE COMPENSATION

      The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company or the Bank. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Employee Compensation and Benefits Committee of the Board of Directors of the Company, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.


      The Bank and the Company have begun a process to revise current executive compensation policies to reflect the status of the Company as a public company and to assure competitive compensation levels. It is currently intended that the new policies will incorporate financial results of the Company and the performance of the Company's stock.

      HISTORICAL APPROACH. Historically, executive compensation has been reviewed annually by the Bank's Compensation, Pension and Personnel Practices Committee (the "Committee"). The Committee utilized various sources of compensation information upon which to base their decisions. Compensation information included compensation surveys, utilization of consultants and peer group analysis.

      The Bank participated in a number of salary surveys to obtain current data including: The Nash Survey - Fourth Annual Board of Directors and Executive Compensation, California Banks and Savings and Loans Survey, Western Management Group Survey, KPMG - Executive Compensation and Benefits Survey, SNL Executive Compensation Review 1996, Cole Executive Compensation Survey and BAI Key Executive Compensation Survey.

      The Bank utilizes a merit pay system to determine pay increases. The range of percentage increases has been the same throughout the Bank - whether at the executive, management or employee level.

      Historically, the Committee has focused on the salary and pay adjustments for the President and Chief Executive Officer. The President and CEO has focused on the salary and pay adjustments of the remainder of the Executive Committee. In recent years, the Board has more fully reviewed the total compensation package of the entire Executive Committee.

      In reviewing the compensation package for the Executive Committee, the Committee considers a number of factors including asset size, earnings, type of operations, corporate structure, geographic locations and budget considerations. As a result, the Committee is provided with relevant, timely and reliable data with which to make recommendations to the Board of Directors regarding compensation.

      COMPENSATION POLICIES. The Committee has established the following goals as incentives in setting Executive Compensation, including benefits:

     .    to target base salaries at a competitive average;
     . to reward the achievement of the Bank's annual and long term strategic goals;
     . to retain executive officers by offering a full range of benefits available at a competitive level to other executives of savings institutions;
     . to provide additional motivation for the executive officers to enhance stockholder value by linking a portion of the compensation package to the performance of the Company's stock.

      COMPONENTS OF SALARY. Compensation is defined as cash or non-cash remuneration in the form of salary, bonus, profit sharing, deferred compensation, auto allowance, 401(k) employer match contribution, Supplemental Executive Retirement Plan ("SERP") payments, ESOP allocations, stock grants and options, and any other type of remuneration deemed by the Board to be appropriate.

      In March of 1997, the Board of Directors approved a modest payout to all employees in recognition of the positive response to changes and new performance demands during the past year. The payout was made in April, 1997. The amount of benefits provided by the 401(k) and ESOP are determined, or will be determined, solely by the participant's level of compensation under the guidelines set forth in such plans.

      INCENTIVE PLAN. On October 23, 1996, stockholders approved the PFF Bancorp, Inc. 1996 Incentive Plan, under which officers may receive options and awards. Stock option awards will vest in five equal annual installments. Stock awards under the Incentive Plan vest in five equal annual installments. The first and second annual installments will vest respectively on the first and second anniversary of the date of grant. Twenty-five percent (25%) of the third, fourth and fifth annual installment will vest on the third, fourth and fifth respective anniversary dates of the date of grant. The remaining seventy-five percent (75%) of each of the third, fourth and fifth annual installments will be subject to the achievement of multilevel performance goals relating to the attainment of a target amount of earnings per share on the Common Stock established by the Committee. The Committee believes that stock ownership is a significant incentive in building stockholders' wealth and aligning the interests of employees with those of stockholders. Stock options and stock awards under the Incentive Plan were allocated by the Committee based upon the Company's fiscal responsibility, regulatory practices and policies, the practices of other recently converted financial institutions, as verified by external surveys based upon the officers' level of responsibility and contributions to the Company and the Bank. Stock awards under the Incentive Plan may be deferred under the Employee Deferred Compensation Plan. The Committee will consider the amount of outstanding awards in determining the total annual compensation package. See "-Summary Compensation Table" and "Incentive Plan."

         CHIEF EXECUTIVE OFFICER. The Chief Executive Officer's evaluation included consideration of leadership qualities demonstrated during the transition period to a public company. Specific accomplishments included a realignment of key executives, cost reductions and initiation of new programs. The CEO's new salary was established at $238,164 per year, a 5.5% increase. This percentage increase was in line with industry standards and represented the low to median range compared to a peer group of institutions. In addition, the Committee considered the grants of options and stock awards to Mr. Rinehart which the Committee was proposing to shareholders for approval (See Summary Compensation Table).

         Although certain quantitative and qualitative factors were reviewed to determine the Chief Executive Officer's compensation (as well as that of the entire Executive Committee of Management), no specific formula was utilized in the Committee's decisions nor did the Committee establish a direct link between salary levels and the Bank's performance.

         The Committee is currently supervising the development of an executive compensation plan that will, in future years, tie compensation directly to performance goals. The Business Plan and a high level of executive commitment to its success will be of particular importance to the Committee.

         The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all Executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

           THE EMPLOYEE COMPENSATION AND BENEFITS COMMITTEE

     Robert W. Burwell                           Robert D. Nichols
     William T. Dingle                           Larry M. Rinehart
     Curtis W. Morris

         STOCK PERFORMANCE GRAPH. The following graph shows a comparison of cumulative total stockholder return on the Company's Common Stock based on the market price of the Common Stock with the cumulative total return of companies on the Nasdaq Stock Market (U.S.) Index and Nasdaq Bank Stocks for the period beginning on March 29, 1996, the day the Company's Common Stock began trading, through March 31, 1997. The graph was derived from a limited period of time, and, as a result, may not be indicative of possible future performance of the Company's Common Stock.

COMPARISON OF CUMULATIVE TOTAL RETURNS FOR PFF BANCORP, INC. COMMON STOCK, THE
           NASDAQ STOCK MARKET INDEX AND THE NASDAQ BANK STOCK INDEX



                       [PERFORMANCE GRAPH APPEARS HERE]

                                          SUMMARY

                               03/29/96   06/28/96     09/30/96    12/31/96   03/31/97
                               --------   --------     --------    --------   --------
PFF BANCORP, INC.                100.00    111.30       123.80       148.80    143.80
NASDAQ STOCK MARKET (U.S.)       100.00    108.90       112.80       118.30    111.90
NASDAQ BANK STOCKS               100.00    102.10       113.00       127.60    137.10

NOTES:

A. THE LINES REPRESENT MONTHLY INDEX LEVELS DERIVED FROM COMPOUNDED DAILY RETURNS THAT INCLUDE ALL DIVIDENDS.

B. THE INDEXES ARE REWEIGHTED DAILY, USING THE MARKET CAPITALIZATION ON THE PREVIOUS TRADING DAY.

C. IF THE MONTHLY INTERVAL, BASED ON THE FISCAL YEAR-END, IS NOT A TRADING DAY, THE PRECEDING TRADING DAY IS USED.

D. THE INDEX LEVEL FOR ALL THE SERIES WAS SET TO $100.00 ON 3/29/96. PFF'S INDEX LEVEL WAS SET USING THE $10.00 INITIAL PUBLIC OFFERING PRICE.

         SUMMARY COMPENSATION TABLE. The following table shows, for the years ended March 31, 1997, 1996 and 1995, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and the four highest paid executive officers of the Bank who received compensation in excess of $100,000 ("Named Executive Officers").

                                                                                      LONG TERM COMPENSATION
                                                                              ---------------------------------------
                                              ANNUAL COMPENSATION(1)                     AWARDS              PAYOUTS
                                      --------------------------------------  ----------------------------   --------
                                                                  OTHER       RESTRICTED      SECURITIES                    ALL
                                                                  ANNUAL         STOCK        UNDERLYING       LTIP        OTHER
   NAME AND PRINCIPAL                   SALARY      BONUS      COMPENSATION     AWARDS       OPTIONS/SARS    PAYOUTS    COMPENSATION
        POSITION             YEAR         ($)        ($)          ($)(2)        ($)(3)          (#)(4)        ($)(5)        ($)
-------------------------   -------   -----------  --------   --------------  -----------   --------------   --------   -----------
Larry M. Rinehart,             1997      $238,164  $18,320          -         $1,912,500       375,000          -        $45,335(6)
  President and Chief          1996       226,211     -             -              -              -             -         44,747
  Executive Officer            1995       206,261     -             -              -              -             -         46,438

Kevin McCarthy                 1997      $156,000  $12,000          -         $1,147,500       200,000          -        $42,796(6)
  Senior Executive Vice        1996       143,943     -             -              -              -             -         32,437
  President, Director of       1995       100,908     -             -              -              -             -         19,870
  Operations

Gregory C. Talbott             1997      $155,880  $11,990          -         $1,020,000       170,000          -        $42,944(6)
  Executive Vice               1996       148,128     -             -              -              -             -         28,452
  President, Chief             1995       136,392     -             -              -              -             -         24,649
  Financial Officer and
  Treasurer

Gilbert F. Smith               1997      $130,440  $10,034          -         $  541,875        96,000          -        $40,849(6)
  Senior Vice                  1996       124,740     -             -              -              -             -         25,489
  President, General           1995       114,538     -             -              -              -             -         25,105
  Counsel

Janice M. Lemons               1997      $126,732   $9,749          -         $  541,875        96,000          -        $38,492(6)
  Senior Vice President,       1996       121,222     -             -              -              -             -         20,067
  Administrative Services      1995       109,982     -             -              -              -             -         22,449
  Director

-------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 15% of their compensation and executive officers may defer up to 6% of their compensation, up to the maximum limits under the Code.
(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons were awarded 150,000, 90,000, 80,000, 42,500 and 42,500 shares, respectively, in fiscal 1997 which had a market value at March 31, 1997 of $2,156,250, $1,293,750, $1,150,000, $610,938 and
     $610,938. The dollar amounts set forth in the table represent the market value of the shares awarded on the date of grant. The awards vest in five annual installments commencing on October 23, 1997, the first anniversary of the date of grant. When shares become vested and are distributed, the recipient will also receive an amount equal to accumulated dividends and earnings thereon (if any). All awards vest immediately upon termination due to death or disability. The awards to Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons are subject to the attainment of certain performance goals established by the Committee. See "-Compensation Committee Report on Executive Compensation."
(4) For discussion of options granted under the Incentive Plan, see the "Option Grants in Last Fiscal Year" table.
(5) For fiscal 1997, 1996 and 1995, the Bank had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.
(6)  Includes $11,210, $7,044, $7,707, $8,803 and $6,973 in life insurance premiums; $4,500, $4,500, $4,500, $3,880 and $3,779 in contributions to the
     Bank's 401(k) Plan and $19,725, $20,576, $20,837, $18,266 and $17,167 in
     contributions to the ESOP paid by the Bank for the benefit of Messrs. Rinehart, McCarthy, Talbott and Smith and Ms. Lemons, respectively. Also includes $9,900 as payment for auto allowances. Includes $417 in interest on deferred compensation for the benefit of Ms. Lemons and $776 and $256 in interest on the Bank's SERP Plan for the benefit of Mr. McCarthy and Ms. Lemons, respectively.

EMPLOYMENT AGREEMENTS

         The Bank and the Company have entered into employment agreements with Messrs. Rinehart and McCarthy, (individually, the "Executive"). The employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Rinehart and McCarthy.

         The employment agreements provide for a three-year term for Messrs. Rinehart and McCarthy. The Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors of the Bank after conducting a performance evaluation of the Executive. The terms of the Company employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors of the Company. The agreements provide that the Executive's base salary will be reviewed annually. The annual base salaries for Messrs. Rinehart and McCarthy for the fiscal year ended 1997 are $238,164 and $156,000, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

         The agreements provide for termination by the Bank or the Company for cause as defined in the agreements at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his current office(s);
(ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in the benefits and perquisites to the Executive; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the agreement by the Bank or the Company, the Executive or, in the event of the Executive's subsequent death, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement provided, however, that the payment shall not, in the aggregate, exceed three times the average of the Executive's five preceding taxable years' annual compensation. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the agreement.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the Employment Agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(i) the payments due for the remaining term of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months.

Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. In the event of a change in control, based upon three times 1997 base salary as reported in the Summary Compensation Table, Messrs. Rinehart and McCarthy would receive approximately $714,492 and $468,000, respectively, in severance payments, in addition to other cash and noncash benefits.

         Payments under the agreements in the event of a change in control may constitute an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Under the Company's agreements, if such payment constitutes an excess parachute payment under Section 280G of the Code, the executive officer will receive a benefit under the agreement equal to the greater of (i) the total benefits payable under the agreement taking into account the state and federal income and excise taxes on such amounts or (ii) the amount that is one dollar less than the triggering amount for the imposition of the excise tax under Section 280G.

         Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

TERMINATION AND CHANGE IN CONTROL AGREEMENTS.

         The Bank has entered into two-year termination and change in control agreements ("CIC Agreement") with Messrs. Talbott, Smith, Golish and Groene and Ms. Lemons and Ms. Scullin. Commencing on the first anniversary date and continuing on each anniversary thereafter, the Bank's CIC Agreements may be renewed by the Board of Directors for an additional year. The Company has entered into a two-year CIC Agreement with Mr. Talbott similar to the Bank's CIC Agreement except that the term of the Company's CIC Agreement shall be extended on a daily basis. The CIC Agreements provide that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company, the officer or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to two times the officer's average annual compensation for the five (two in the case of the Company's CIC Agreement) years preceding termination subject to the limitation that such payment not exceed three times the officer's average annual compensation of the previous five years (the Company's CIC Agreement has no such limitation). The Bank would also continue, and pay for, the officer's life, health and disability coverage for a period of twenty-four (24) months from the date of termination. Payments to the officer under the Bank's CIC Agreements will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

The CIC Agreements also provide for a severance payment in the event of an involuntary termination of the officer by the Bank other than in a change in control, except for cause. The severance payment is a sum equal to twenty-six weeks of base salary for each three years of service up to a maximum of one-hundred and four weeks and is conditioned on the officer releasing the Bank from any causes of action against the Bank or the Company arising during any period of employment from the employment relationship, other than claims under the various employee benefit plans of the Bank and the Company.

         INCENTIVE PLAN. The Company maintains the Incentive Plan, which provides discretionary awards of options to purchase Common Stock, option-related awards and awards of Common Stock (collectively, "Awards") to officers, directors and key employees as determined by a committee of the Board of Directors. Awards of Common Stock to officers, directors and key employees is provided under "Restricted Stock Awards" in the "Summary Compensation Table." The following table lists all grants of options under the Incentive Plan to the Named Executive Officers for fiscal 1997 and contains certain information about the potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE
                                                                                                      VALUE AT ASSUMED
                                                                                                       ANNUAL RATES OF
                                                                                                         STOCK PRICE
                                                                                                      APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                                    OPTIONS(1)
------------------------------------------------------------------------------------------    ---------------------------------
                            NUMBER OF
                           SECURITIES          % OF TOTAL
                           UNDERLYING          OPTION/SARS     EXERCISE OR
                            OPTIONS/           GRANTED TO       BASE PRICE
                          SARS GRANTED        EMPLOYEES IN         PER         EXPIRATION
        NAME           (#)(2)(3)(4)(5)(6)      FISCAL YEAR        SHARE         DATE(7)            5%                 10%
--------------------   -------------------   ---------------   ------------   ------------    -------------      --------------
Larry M. Rinehart            375,000               27.4%         $12.75         10/23/06         $3,011,250         $7,316,250
Kevin McCarthy               200,000               14.6           12.75         10/23/06          1,606,000          3,902,000
Gregory C. Talbott           170,000               12.4           12.75         10/23/06          1,365,100          3,316,700
Gilbert F. Smith              96,000                7.0           12.75         10/23/06            770,880          1,872,960
Janice M. Lemons              96,000                7.0           12.75         10/23/06            770,880          1,872,960

--------------------------------
(1) The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.
(2) Options granted pursuant to the Incentive Plan are exercisable in five equal annual installments commencing on October 23, 1997, provided, however, options will be immediately exercisable in the event the optionee terminates employment due to death or disability. In addition, on February 18, 1997, the Employee Compensation and Benefits Committee (the "Committee") amended the Incentive Plan, effective March 28, 1997, to provide for the acceleration of the vesting of option awards upon a change in control of the Company or the Bank (as defined in the Incentive Plan).
(3)  The purchase price may be made in whole or in part in cash or Common Stock.
(4) Options include limited rights (SARs) pursuant to which the options may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised.
(5) Options include an Equitable Adjustment Right (EAR), which provides that upon payment of an extraordinary dividend (as defined in the Incentive
     Plan), the Committee may adjust the number of shares and/or the exercise price of the options underlying the EAR, as the Committee deems appropriate.
(6) All options are intended to be Incentive Stock Options to the extent permissible under Section 422 of the Code.
(7)  The option term is ten years.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers as of March 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year end price of the Common Stock.

                       FISCAL YEAR-END OPTION/SAR VALUE

                                                                         VALUE OF
                                         NUMBER                        UNEXERCISED
                                     OF SECURITIES                     IN-THE-MONEY
                                 UNDERLYING UNEXERCISED                OPTIONS/SARS
                                      OPTIONS/SARS                   AT FISCAL YEAR-
         NAME                   AT FISCAL YEAR-END(#)(1)               END($)(2)(3)
------------------------    --------------------------------  ------------------------------
                              EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                              -----------     -------------    -----------    -------------
Larry M. Rinehart                  --            375,000           --           $609,375
Kevin McCarthy                     --            200,000           --           $325,000
Gregory C. Talbott                 --            170,000           --           $276,250
Gilbert F. Smith                   --             96,000           --           $156,000
Janice M. Lemons                   --             96,000           --           $156,000

------------------------------------
(1)    The options in this table have an exercise price of $12.75.
(2)    The price of the Common Stock on March 31, 1997 was $14.375.
(3) Based on the market value of the underlying Common Stock at fiscal year end, minus the exercise price.

         RETIREMENT PLAN. The Bank maintains a defined benefit plan (the "Retirement Plan") for certain salaried employees who had attained the age of 21 and completed one year of service prior to December 31, 1995. Effective December 31, 1995, the Retirement Plan was frozen and Participants ceased the accrual of additional benefits under the Retirement Plan although vesting will continue according to the terms of the Retirement Plan. After December 31, 1995 no new Participants entered the Retirement Plan. The Retirement Plan is designed to comply with the requirements under Section 401(a) of the Code.

         The Retirement Plan provides for a monthly benefit to the employee upon retirement at the age of 65, or if later, the fifth anniversary of the employee's initial participation in the Retirement Plan ("Normal Retirement Age"). The Retirement Plan also provides for a monthly benefit upon the Participant's death, disability and early retirement. Early retirement is conditioned upon the attainment of the age of 55, and the completion by the Participant of 15 years of service. No new accrual of years of service will occur after December 31, 1995. Benefits under the Plan are determined taking into account the participant's final average earnings, social security benefits and years of credited service under the Retirement Plan as of December 31, 1995.

         The following table sets forth the estimated annual benefits payable upon retirement at age 65 in the year ended December 31, 1995, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified.

                                              PFF BANK & TRUST EMPLOYEE PENSION PLAN
                         --------------------------------------------------------------------------------
   FINAL AVERAGE                                         YEARS OF SERVICE
    COMPENSATION              15               20               25              30               35
--------------------     -------------    -------------    -------------   -------------    -------------
       50,000               13,598           18,130           22,663          22,663           22,663
      100,000               29,723           39,630           49,538          49,538           49,538
      150,000               45,848           61,130           76,413          76,413           76,413
      200,000               45,848           61,130           76,413          76,413           76,413
      250,000               45,848           61,130           76,413          76,413           76,413
      300,000               45,848           61,130           76,413          76,413           76,413
      350,000               45,848           61,130           76,413          76,413           76,413
      400,000               45,848           61,130           76,413          76,413           76,413


         Compensation under the Retirement Income Plan includes all regular pay and overtime. The benefit amounts listed above were computed on a single life annuity basis, which is the normal form under the plan.

         The approximate years of service, as of January 1, 1996 for the Named Executive Officers are as follows:

      NAME                                             SERVICE
      ----                                             -------
                                                 YEARS          MONTHS
                                                 -----          ------
Larry M. Rinehart                                 18              3
Kevin McCarthy                                    18              -
Gregory C. Talbott                                 8              7
Gilbert F. Smith                                  24              2
Janice M. Lemons                                   9              9

         The freezing of accrued benefits on December 31, 1995 results in no additional service for purposes of benefit determination being accrued for the named executive officer.

         SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Bank maintains a non-qualified Supplemental Executive Retirement Plan to provide certain officers and highly compensated employees with additional retirement benefits. The SERP reflects the freezing of the Pension Plan as of December 31, 1995. The benefits provided under the SERP are directly related to those provided under these three qualified employee benefit plans sponsored by the Bank, namely the ESOP, the 401(k) Plan and the Pension Plan. With respect to the Pension Plan, the SERP provides a benefit equal to the present value of the previous SERP benefit accrued as of December 31, 1995. No additional contributions will be made by the Bank to provide this benefit, as this portion of the SERP is only a deferral mechanism (with interest) of the frozen Pension Plan benefit. The SERP also provides a benefit equal to the difference between (i) the benefits which would have been provided by employer contributions to the 401(k) Plan and the ESOP if such contributions and benefits were calculated without the limitations imposed by the qualification rules of the Code and (ii) the actual benefit provided under each plan. Benefits under the SERP will be provided at retirement in the form of some combination of an annuity, lump sum cash or stock distribution.

         The Bank has established an irrevocable grantor's trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised to the participants under the terms of the SERP. The SERP participants have only the rights of unsecured creditors with respect to the trust's assets, and will not recognize income with respect to benefits provided by the SERP until such benefits are received by the participants. The assets of the trust are subject to the claims of the Bank's creditors solely in the event of the Bank's insolvency, thereby foregoing any tax consequences to the participants until assets are distributed to participants. Earnings on the trust's assets are taxable to the Bank. The trust's assets may be invested in the Company's stock.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         With certain exceptions permitted under the Federal Reserve Act and Regulation O, all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

         The Bank has determined that preferred rate loans for executive officers and directors are part of the Bank's overall benefits and compensation program, and therefore, executive officers and directors are permitted to receive the preferred rate so long as they are made within the limitations of the Federal Reserve Act and Regulation O.

         As of March 31, 1997, ten of the Bank's executive officers or directors had a total of twelve loans outstanding, totalling $1.9 million in the aggregate. Of the twelve loans currently outstanding to executive officers or directors, eleven loans are receiving a preferred rate. For those receiving the preferred rate, ten loans are secured by the borrower's principal residence and one loan to a director is secured by rental property.

         It is the policy of the Company that all transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, contain terms no less favorable to the Company than could have been obtained by it in arm's-length negotiations with unaffiliated persons and are required to be approved by a majority of independent outside directors of the Company not having any interest in the transaction.


                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Company's independent auditors for the fiscal year ended March 31, 1997 were KPMG Peat Marwick LLP. The Company's Board of Directors has reappointed KPMG Peat Marwick LLP to continue as independent auditors for the Bank and the Company for the year ending March 31, 1998, subject to ratification of such appointment by the shareholders.

         Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

         UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                            ADDITIONAL INFORMATION

SHAREHOLDER PROPOSALS

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than March 16, 1998. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

         The bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an Annual Meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the shareholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

         A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED MARCH 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO PFF BANCORP, INC., 350 SOUTH GAREY AVENUE, POMONA, CALIFORNIA 91766.


                                           By Order of the Board of Directors

                                           /s/ Carole F. Olson

                                           Carole F. Olson
                                           Secretary
Pomona, California
July 16, 1997


           YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE
                 REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY
                    RETURN THE ACCOMPANYING PROXY CARD IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

-------------------------------------------------------------------------------

                                REVOCABLE PROXY
                               PFF BANCORP, INC.
                        ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 27, 1997
                            9:00 A.M. PACIFIC TIME

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints the official proxy committee of the Board of Directors of PFF Bancorp, Inc. (the "Company"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on August 27, 1997, at 9:00 a.m. Pacific Time, at the Sheraton Suites Fairplex, 601 W. McKinley Avenue, Pomona, California, and at any and all adjournments thereof, as set forth on the reverse side.

  This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

-------------------------------------------------------------------------------
                         -- FOLD AND DETACH HERE --

--------------------------------------------------------------------------------

[X] Please mark your votes as indicated

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. The election as directors of all nominees listed                VOTE
   (except as marked to the contrary below).            FOR      WITHHELD
                                                        [_]        [_]
   Jil H. Stark and Dwight E. Bert

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

________________________________________________________________________________

2. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of PFF Bancorp, Inc. for the fiscal year ending March 31, 1998.

                  FOR [_]      AGAINST [_]       ABSTAIN [_]

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated July 16, 1997 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature of Stockholder _____________________________     Date _______________

Signature of Stockholder _____________________________     Date _______________

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --